Exhibit 99

Sypris Reports Second Quarter Results

Revenue Up 12%; Backlog Up 77% On Multiple Contract Awards

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 16, 2022--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its second quarter ended July 3, 2022.

HIGHLIGHTS

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  Revenue for the quarter increased 11.8% year-over-year, driven by a 25.6% increase for Sypris Electronics and a 4.7% increase for Sypris Technologies.
  Orders increased 360% on a year-over-year basis and 169% sequentially driven by a 524% and 240% increase at Sypris Electronics, respectively.
  Backlog increased 77% driven by Sypris Electronics, which increased 84.1% year-over-year and 72.7% year-to-date on the strength of multiple contract awards.
  Gross margin for the quarter decreased 360 basis points from the prior year primarily reflecting a change in revenue mix for both segments and costs incurred to support capacity improvements.
  Sypris Electronics announced several important new contract awards and releases during the quarter, including the following:
    A follow-on contract to manufacture advanced integrated electronic warfare and communications avionics system modules for an American family of single-seat, single-engine, all-weather stealth multirole combat aircraft. One of the largest government DOD programs, production is expected to begin in 2022;
    A multi-year, follow-on, full-rate production contract to produce and test multiple power supply modules for the upgrade of the electronic warfare suite of an important U.S. fighter aircraft program. The upgrade is intended to replace the functionally obsolete self-protection system of the aircraft. The transition to full-rate production is expected to begin in 2022; and
    Releases under a new, multi-year follow-on contract to produce and test power supply modules for a large, mission-critical U.S. Navy electronic warfare improvement program. The upgrade will provide the capability to jam incoming missiles that threaten a warship, cue decoys and adapt quickly to evolving threats. Full-rate production is expected to begin in 2022.
  Sypris Technologies announced that it has entered into a multi-year contract extension to provide drivetrain components for use in the production of medium and heavy-duty commercial vehicles with a leading global commercial vehicle original equipment manufacturer.
  The Company updated its full-year outlook for 2022, maintaining the expected increase in revenue at 25 to 30% year-over-year while adjusting the gross margin guidance to a 25 to 50 basis point increase with revenue mix and supply chain inefficiencies slowing the margin improvement in the near term. Cash flow from operations is expected to show double digit percentage growth reflecting increased year-over-year profitability and favorable working capital changes during the year.

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“We were pleased with our year-over-year revenue growth in both segments and the significant growth in backlog for Sypris Electronics. While the timing of program launches has been impacted by continued supply chain disruptions, we continue to work with our customers and vendors to navigate the market conditions and identify solutions to satisfy our customers and the end users of our products,” commented Jeffrey T. Gill, President and Chief Executive Officer.

“Backlog for Sypris Electronics continued to increase on both a year-over-year and sequential basis, resulting in our largest book of business in over a decade. The record backlog is expected to support revenue growth over the balance of this year and in 2023, with a portion of the orders with delivery dates extending into 2024. Customer funding has already been secured for a portion of these key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

“Overall demand from customers serving the automotive, commercial vehicle, sport utility and off-highway markets has remained stable, with new product line shipments offsetting headwinds for automotive and commercial vehicle components as our customers adjust inventory levels to align with OEM build schedules. We continue to invest in new equipment, maintain or upgrade existing assets, and drive continuous improvement initiatives to add capacity and support more cost-efficient operations in the future. The recent successful extension of long-term contracts with two of our key customers supports our revenue base and provides opportunities to expand these relationships in the coming years.

“Orders for our energy products during the second quarter increased 13% year-over-year, with open quotes outstanding on several large projects. Additional opportunities for growth may exist with new projects in support of increasing rig counts over pre-pandemic levels. We are also actively pursuing applications for our products in adjacent markets to further diversify our industry and customer portfolios.”

Second Quarter Results

The Company reported revenue of $29.0 million for the second quarter of 2022, compared to $26.0 million for the prior-year comparable period. Additionally, the Company reported a net loss of $0.6 million, or $0.03 per share, compared to net income of $3.8 million, or $0.17 per diluted share, for the prior-year period. Net income in the second quarter of 2021 included the recognition of a $3.6 million gain on the forgiveness of the Company’s PPP loan.

For the six months ended July 3, 2022, the Company reported revenue of $55.2 million compared with $46.0 million for the first half of 2021. The Company reported a net loss of $0.4 million, or $0.02 per share, compared with net income of $2.2 million, or $0.10 per diluted share, for the prior-year period. Results for the six months ended July 4, 2021, included the gain from the forgiveness of the Company’s PPP loan noted above.

Sypris Technologies

Revenue for Sypris Technologies increased to $18.0 million in the second quarter of 2022, compared to $17.1 million for the prior-year period. Increased shipments of components for sport utility vehicles and price adjustments for the pass-through of increased steel prices were partially offset by a decline in energy-related product sales. Gross profit for the second quarter of 2022 was $2.1 million, or 11.9% of revenue, compared to $2.5 million, or 14.6% of revenue, for the same period in 2021. In addition to the change in revenue mix, gross profit for the second quarter of 2022 was impacted by additional costs incurred to support the increase in demand driven by the commercial vehicle market anticipated over the next two years.

Sypris Electronics

Revenue for Sypris Electronics increased to $11.1 million in the second quarter of 2022 compared to $8.8 million for the prior-year period. Shipments under a full-rate production contract began ramping up during the fourth quarter of 2021 and continued through the first half of 2022, driving the increase in revenue. Supply chain constraints partially offset these gains, limiting shipments on certain other programs during the second quarter of 2022. Gross profit for the second quarter of 2022 was $1.6 million, or 14.9% of revenue, compared to $1.8 million, or 20.4% of revenue, for the same period in 2021. Margins were impacted by production on-boarding and engineering costs, which are typically higher on programs that have not yet reached full rate production, and the completion of certain mature programs.

Outlook

Commenting on the future, Mr. Gill added, “Demand from customers serving the automotive, commercial vehicle and sport utility markets has remained at high levels, with Class 8 forecasts showing year-over-year production increases of 17.2% for 2022. Similarly, demand from customers in the defense and communications sector remains robust, while the outlook for the energy market continues to move in the right direction.

“With a strong backlog, new program wins and long-term contract extensions in place, we are confident that the remainder of 2022 has the potential to be very positive for Sypris. We continue to expect a revenue increase of 25 to 30% year-over-year and a significant increase in cash flow from operations supported by strong earnings growth. We are adjusting our gross margin expansion to 25 to 50 basis points over the prior year, as our expected revenue mix has shifted from our prior outlook, and we continue to expect supply chain inefficiencies will impact our production costs as new programs ramp up for Sypris Electronics.”

Webcast and Conference Call Information

Sypris Solutions will host a listen only conference call to discuss the Company's financial results today, August 16, 2022, at 9:00 a.m. (Eastern Time). To listen to the call, participants should dial (833) 316-0560 approximately 10 minutes prior to the start of the call (ask to be joined into the Sypris Solutions, Inc. call).

The live broadcast of Sypris’ quarterly conference call will also be available online at www.sypris.com on August 16, 2022, beginning at 9:00 a.m. (Eastern Time). The online replay will be available at approximately 11:00 a.m. (Eastern Time) and continue for 30 days. Related presentation materials will be posted to the “Investor Information” section of the Company’s website at www.sypris.com, located under the sub-heading “Upcoming Events,” prior to the call.

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; our failure to successfully win new business or develop new or improved products or new markets for our products; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; volatility of our customers’ forecasts especially in the commercial truck markets and our contractual obligations to meet current scheduling demands and production levels (especially in our Toluca Plant), which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the impact of COVID-19 and economic conditions on our future operations; possible public policy response to the pandemic, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; the termination or non-renewal of existing contracts by customers; inaccurate data about markets, customers or business conditions; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; costs associated with environmental claims relating to properties previously owned; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; inflation; war, geopolitical conflict, terrorism, or political uncertainty, including disruptions resulting from the conflict between Russia and Ukraine arising out of international sanctions, foreign currency fluctuations and other economic impacts; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	July 3,	July 4,
	2022	2021
	(Unaudited)
Revenue	$29,044	$25,969
Net (loss) income	$(629)	$3,823
(Loss) income per common share:
Basic	$(0.03)	$0.18
Diluted	$(0.03)	$0.17
Weighted average shares outstanding:
Basic	21,723	21,356
Diluted	21,723	22,846

	Six Months Ended
	July 3,	July 4,
	2022	2021
	(Unaudited)
Revenue	$55,210	$45,951
Net (loss) income	$(392)	$2,193
(Loss) income per common share:
Basic	$(0.02)	$0.10
Diluted	$(0.02)	$0.10
Weighted average shares outstanding:
Basic	21,700	21,475
Diluted	21,700	22,979

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$17,951	$17,139	$35,106	$30,329
Sypris Electronics	11,093	8,830	20,104	15,622
Total net revenue	29,044	25,969	55,210	45,951
Cost of sales:
Sypris Technologies	15,820	14,630	29,843	26,649
Sypris Electronics	9,444	7,030	17,078	13,177
Total cost of sales	25,264	21,660	46,921	39,826
Gross profit:
Sypris Technologies	2,131	2,509	5,263	3,680
Sypris Electronics	1,649	1,800	3,026	2,445
Total gross profit	3,780	4,309	8,289	6,125
Selling, general and administrative	3,737	3,416	7,126	6,298
Operating income (loss)	43	893	1,163	(173)
Interest expense, net	263	211	511	433
Other expense, net	104	145	273	366
Forgiveness of PPP Loan and related interest	-	(3,599)	-	(3,599)
Loss (income) before taxes	(324)	4,136	379	2,627
Income tax expense, net	305	313	771	434
Net (loss) income	$(629)	$3,823	$(392)	$2,193
(Loss) income per common share:
Basic	$(0.03)	$0.18	$(0.02)	$0.10
Diluted	$(0.03)	$0.17	$(0.02)	$0.10
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	21,723	21,356	21,700	21,475
Diluted	21,723	22,846	21,700	22,979

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	July 3,	December 31,
	2022	2021
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$7,486	$11,620
Accounts receivable, net	9,478	8,467
Inventory, net	29,379	30,100
Other current assets	6,792	5,868
Total current assets	53,135	56,055
Property, plant and equipment, net	14,625	14,140
Operating lease right-of-use assets	4,699	5,140
Other assets	3,902	4,170
Total assets	$76,361	$79,505
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,838	$11,962
Accrued liabilities	21,086	19,646
Operating lease liabilities, current portion	1,114	1,063
Finance lease obligations, current portion	1,016	983
Equipment financing obligations, current portion	347	336
Note payable - related party, current portion	2,500	-
Total current liabilities	38,901	33,990

Operating lease liabilities, net of current portion	4,306	4,878
Finance lease obligations, net of current portion	2,957	3,469
Equipment financing obligations, net of current portion	692	868
Note payable - related party, net of current portion	3,987	6,484
Other liabilities	5,880	10,530
Total liabilities	56,723	60,219
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized;
no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares
authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares
authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized;
22,132,002 shares issued and 22,131,983 outstanding in 2022 and
21,864,743 shares issued and 21,864,724 outstanding in 2021	221	218
Additional paid-in capital	155,214	154,904
Accumulated deficit	(113,234)	(112,842)
Accumulated other comprehensive loss	(22,563)	(22,994)
Treasury stock, 19 in 2022 and 2021	-	-
Total stockholders’ equity	19,638	19,286
Total liabilities and stockholders’ equity	$76,361	$79,505

Note: The balance sheet at December 31, 2021, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended
	July 3,	July 4,
	2022	2021
	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(392)	$2,193
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Depreciation and amortization	1,531	1,274
Forgiveness of PPP Loan and related interest	-	(3,599)
Deferred income taxes	225	266
Stock-based compensation expense	349	163
Deferred loan costs recognized	3	3
Net loss on the sale of assets	10	11
Provision for excess and obsolete inventory	129	65
Non-cash lease expense	442	438
Other noncash items	91	90
Contributions to pension plans	(47)	(254)
Changes in operating assets and liabilities:
Accounts receivable	(1,155)	(3,270)
Inventory	711	(7,063)
Prepaid expenses and other assets	(819)	(335)
Accounts payable	805	7,218
Accrued and other liabilities	(3,892)	11,406
Net cash (used in) provided by operating activities	(2,009)	8,606
Cash flows from investing activities:
Capital expenditures	(1,840)	(1,213)
Proceeds from sale of assets	-	10
Net cash used in investing activities	(1,840)	(1,203)
Cash flows from financing activities:
Principal payments on finance lease obligations	(479)	(211)
Principal payments on equipment financing obligations	(165)	(65)
Indirect repurchase of shares for minimum statutory tax withholdings	(36)	(382)
Net cash used in financing activities	(680)	(658)
Effect of exchange rate changes on cash balances	395	(157)
Net (decrease) increase in cash and cash equivalents	(4,134)	6,588
Cash and cash equivalents at beginning of period	11,620	11,606
Cash and cash equivalents at end of period	$7,486	$18,194

Contacts

Anthony C. Allen
Chief Financial Officer
(502) 329-2000